Exhibit 23

MOORE & ASSOCIATES, CHARTERED

2675 S. Jones Blvd., Suite 109

Las Vegas, Nevada 89146

702-253-7511

U.S. Securities and Exchange Commission:

The firm of Moore & Associates, Chartered, Certified Public Accountants, hereby consents to the inclusion of our audit report dated February 6, 2007, on the audited financial statements of CRC Crystal Research Corporation for the period from inception to December 31, 2006, included in the accompanying Form 10-SB.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

February 12, 2006

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